PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Quarter Ended June 30, 2016

NEW YORK, NY -- (Marketwired - August 09, 2016) - PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) announces financial results for the third fiscal quarter ended June 30, 2016.

HIGHLIGHTS
Quarter ended June 30, 2016
($ in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                                           $    551.0
  Net assets                                                     $    367.6
  Net asset value per share                                      $    13.75
  Credit Facility                                                $    190.4

Yield on debt investments at quarter-end                                8.0%

Operating Results:
  Net investment income                                          $      6.8
  Net investment income per share                                $     0.26
  Distributions declared per share                               $    0.285

Portfolio Activity:
  Purchases of investments                                       $    101.2
  Sales and repayments of investments                            $     40.3

  Number of new portfolio companies invested                             14
  Number of existing portfolio companies invested                         6
  Number of portfolio companies at quarter-end                           92

CONFERENCE CALL AT 10:00 A.M. ET ON AUGUST 10, 2016

PennantPark Floating Rate Capital Ltd. ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Wednesday, August 10, 2016 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 466-4587 approximately 5-10 minutes prior to the call. International callers should dial (719) 457-2655. All callers should reference PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through August 24, 2016 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #485455.

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2016, our portfolio totaled $551.0 million and consisted of $489.1 million of senior secured debt, $51.7 million of second lien secured debt and $10.2 million of subordinated debt, preferred and common equity. Our debt portfolio consisted of 99% variable-rate investments (including 94% with a London Interbank Offered Rate, or LIBOR, or prime floor) and 1% fixed-rate investments. As of June 30, 2016, we had one company on non-accrual, representing 1.2% and 1.1% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $6.2 million as of June 30, 2016. Our overall portfolio consisted of 92 companies with an average investment size of $6.0 million, had a weighted average yield on debt investments of 8.0%, and was invested 89% in senior secured debt, 9% in second lien secured debt and 2% in subordinated debt, preferred and common equity.

As of September 30, 2015, our portfolio totaled $391.3 million and consisted of $335.0 million of senior secured debt, $47.9 million of second lien secured debt and $8.4 million of subordinated debt, preferred and common equity. Our debt portfolio consisted of 97% variable-rate investments (including 92% with a LIBOR or prime floor) and 3% fixed-rate investments. As of September 30, 2015, we had one company on non-accrual, representing 1.6% and 0.9% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $6.0 million as of September 30, 2015. Our overall portfolio consisted of 76 companies with an average investment size of $5.1 million, had a weighted average yield on debt investments of 7.9%, and was invested 86% in senior secured debt, 12% in second lien secured debt and 2% in subordinated debt, preferred and common equity.

For the three months ended June 30, 2016, we invested $101.2 million in 14 new and six existing portfolio companies with a weighted average yield on debt investments of 7.4%. Sales and repayments of investments for the three months ended June 30, 2016 totaled $40.3 million. For the nine months ended June 30, 2016, we invested $257.7 million in 29 new and 16 existing portfolio companies with a weighted average yield on debt investments of 8.1%. Sales and repayments of investments for the nine months ended June 30, 2016 totaled $97.1 million.

For the three months ended June 30, 2015, we invested $75.6 million in 12 new and 12 existing portfolio companies with a weighted average yield on debt investments of 6.9%. Sales and repayments of investments for the three months ended June 30, 2015 totaled $53.2 million. For the nine months ended June 30, 2015, we invested $161.0 million in 26 new and 26 existing portfolio companies with a weighted average yield on debt investments of 7.4%. Sales and repayments of investments for the nine months ended June 30, 2015 totaled $146.2 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and nine months ended June 30, 2016 and 2015.

Investment Income

Investment income for the three and nine months ended June 30, 2016 was $10.8 million and $30.9 million, respectively, and was attributable to $9.0 million and $26.0 million from senior secured loans and the remainder from second lien secured debt and subordinated debt. This compares to investment income for the three and nine months ended June 30, 2015, which was $7.1 million and $22.6 million, respectively, and was attributable to $5.4 million and $17.4 million from senior secured loans and the remainder from second lien secured debt and subordinated debt. The increase in investment income compared to the same periods over the prior year was primarily due to the growth of our portfolio.

Expenses

Expenses for the three and nine months ended June 30, 2016 totaled $4.0 million and $11.7 million, respectively. Base management fee for the same periods totaled $1.3 million and $3.6 million, incentive fee totaled $0.5 million and $1.3 million, our $350 million multi-currency, senior secured revolving credit facility, or the Credit Facility, expenses totaled $1.3 million and $4.2 million (including $0.9 million of amendment expenses) and general and administrative expenses totaled $0.9 million and $2.6 million, respectively. This compares to expenses for the three and nine months ended June 30, 2015, which totaled $3.0 million and $8.5 million, respectively. Base management fee for the same periods totaled $0.9 million and $2.6 million, incentive fee totaled $0.6 million (including zero on net realized gains and $0.1 million on net unrealized gains accrued but not payable) and $1.7 million (including $(0.4) million on net realized gains and $(0.2) million on net unrealized gains accrued but not payable), Credit Facility expenses totaled $1.0 million (including $0.2 million of Credit Facility amendment expenses) and $2.6 million (including $0.2 million of Credit Facility amendment expenses), general and administrative expenses totaled $0.4 million and $1.3 million and excise taxes were $0.1 million and $0.3 million, respectively. The increase in expenses compared with the same periods in the prior year was primarily due to Credit Facility amendment expenses and base management fee as a result from the growth of our portfolio.

Net Investment Income

Net investment income totaled $6.8 million and $19.2 million, or $0.26 and $0.72 per share, for the three and nine months ended June 30, 2016, respectively. Net investment income totaled $4.1 million and $14.0 million, or $0.28 and $0.94 per share, for the three and nine months ended June 30, 2015, respectively. The decrease in net investment income per share compared to the same periods in the prior year was primarily due to the issuance of new shares in connection with our acquisition of MCG Capital Corporation in August 2015.

Net Realized Gains or Losses

Sales and repayments of investments for the three and nine months ended June 30, 2016 totaled $40.3 million and $97.1 million and net realized gains (losses) totaled $0.2 million and $(2.0) million, respectively. Sales and repayments of investments totaled $53.2 million and $146.2 million and realized gains totaled zero and $0.4 million for the three and nine months ended June 30, 2015, respectively. The change in realized gains (losses) compared with the same periods in the prior year was primarily due to the changes in market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments and Credit Facility

For the three and nine months ended June 30, 2016, we reported a net change in unrealized appreciation (depreciation) on investments of $6.1 million and $(0.1) million, respectively. For the three and nine months ended June 30, 2015, we reported a net change in unrealized appreciation (depreciation) on investments of $0.7 million and $(3.4) million, respectively. As of June 30, 2016 and September 30, 2015, our net unrealized depreciation on investments totaled $6.2 million and $6.0 million, respectively. The net change in unrealized appreciation (depreciation) on our investments was driven primarily by changes in the capital market conditions, financial performance of certain portfolio companies, and the reversal of unrealized depreciation (appreciation) of investments sold.

For the three and nine months ended June 30, 2016, our Credit Facility had a net change in unrealized depreciation of $0.3 million and $0.5 million, respectively. For the three and nine months ended June 30, 2015, our Credit Facility had a net change in unrealized depreciation of zero and $0.2 million, respectively. As of June 30, 2016 and September 30, 2015, net unrealized depreciation on our Credit Facility totaled $0.5 million and zero, respectively. The change in net unrealized depreciation compared to the same periods in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $13.4 million and $17.6 million, or $0.50 and $0.66 per share, respectively, for the three and nine months ended June 30, 2016. This compares to a net change in net assets resulting from operations which totaled $4.7 million and $11.3 million, or $0.32 and $0.76 per share, respectively, for the three and nine months ended June 30, 2015. We intend to continue to find attractive investment opportunities to grow net assets from operations.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived from public offerings, our Credit Facility, cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our Credit Facility, the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of June 30, 2016 and September 30, 2015, we had $190.9 million and $29.6 million of outstanding borrowings under the Credit Facility, respectively. The Credit Facility had a weighted average interest rate of 2.50% and 2.20%, excluding undrawn commitment fees of 0.50% and 0.75%, as of June 30, 2016 and September 30, 2015, respectively. The annualized weighted average cost of debt for the nine months ended June 30, 2016 and 2015, inclusive of the fee on the undrawn commitment on the Credit Facility but excluding amendment costs, was 3.94% and 2.48%, respectively.

As of June 30, 2016 and September 30, 2015, we had $159.6 million and $260.4 million of unused borrowing capacity under our Credit Facility, respectively, subject to regulatory restrictions.

On June 30, 2016 and September 30, 2015, we had cash and cash equivalents at fair value of $16.8 million and $21.4 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities used cash of $143.2 million for the nine months ended June 30, 2016, and our financing activities provided cash of $138.5 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from net borrowings under the Credit Facility.

Our operating activities provided cash of $16.4 million for the nine months ended June 30, 2015, and our financing activities used cash of $19.0 million for the same period. Our operating activities provided cash primarily from sales and repayments on our investments and our financing activities used cash primarily from net repayments under the Credit Facility.

RECENT DEVELOPMENTS

Subsequent to quarter-end, we collected approximately five cents per share in a partial litigation settlement related to a former portfolio company of MCG Capital Corporation. Additionally, subsequent to quarter-end we purchased approximately $64.4 million of new investments.

DISTRIBUTIONS

During the three and nine months ended June 30, 2016, we declared distributions of $0.285 and $0.855 per share, respectively, for total distributions of $7.6 million and $22.9 million, respectively. For the same periods in the prior year, we declared distributions of $0.285 and $0.830 per share, respectively, for total distributions of $4.2 million and $12.3 million, respectively. We monitor available net investment income to determine if a tax return of capital may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, common stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on its website at www.pennantpark.com.

           PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                                              September 30,
                                               June 30, 2016      2015
                                                (unaudited)
                                              -------------- --------------
Assets
Investments at fair value
  Non-controlled, non-affiliated investments
   (cost-$557,185,402 and $394,561,175,
   respectively)                              $  550,999,281 $  388,535,383
  Controlled, affiliated investments (cost-$0
   and $2,777,132, respectively)                           -      2,776,507
                                              -------------- --------------
  Total of investments (cost-$557,185,402 and
   $397,338,307, respectively)                   550,999,281    391,311,890
Cash and cash equivalents (cost-$16,767,271
 and $21,428,514, respectively)                   16,790,402     21,428,514
Interest receivable                                3,201,502      1,959,404
Prepaid expenses and other assets                  1,693,258      1,420,529
                                              -------------- --------------
    Total assets                                 572,684,443    416,120,337
                                              -------------- --------------
Liabilities
Distributions payable                              2,539,357      2,539,357
Payable for investments purchased                  9,833,911      9,367,500
Credit Facility payable (cost-$190,907,500 and
 $29,600,000, respectively)                      190,374,979     29,600,000
Interest payable on Credit Facility                  448,899        224,633
Management fee payable                             1,297,596        956,115
Performance-based incentive fee payable              497,716          2,936
Accrued other expenses                                53,352        539,347
                                              -------------- --------------
    Total liabilities                            205,045,810     43,229,888
                                              -------------- --------------
Commitments and contingencies
Net assets
Common stock, 26,730,074 shares issued and
 outstanding. Par value $0.001 per share and
 100,000,000 shares authorized.                       26,730         26,730
Paid-in capital in excess of par value           371,502,801    371,502,801
Undistributed net investment income                3,317,806      6,991,473
Accumulated net realized (loss) gain on
 investments                                      (1,578,235)       395,862
Net unrealized depreciation on investments        (6,162,990)    (6,026,417)
Net unrealized depreciation on Credit Facility       532,521              -
                                              -------------- --------------
    Total net assets                          $  367,638,633 $  372,890,449
                                              -------------- --------------
    Total liabilities and net assets          $  572,684,443 $  416,120,337
                                              ============== ==============
Net asset value per share                     $        13.75 $        13.95
                                              ============== ==============

           PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (Unaudited)

                       Three Months Ended June
                                 30,             Nine Months Ended June 30,
                      -------------------------  --------------------------
                          2016          2015         2016          2015
                      ------------ ------------  ------------  ------------
Investment income:
From non-controlled,
 non-affiliated
 investments:
  Interest            $ 10,555,165 $  6,940,910  $ 28,794,610  $ 21,457,084
  Other income             226,431      163,377     2,005,698     1,107,182
From controlled,
 affiliated
 investments:
  Interest                  21,429            -       105,502             -
                      ------------ ------------  ------------  ------------
  Total investment
   income               10,803,025    7,104,287    30,905,810    22,564,266
                      ------------ ------------  ------------  ------------
Expenses:
  Base management fee    1,297,595      881,953     3,556,451     2,616,499
  Performance-based
   incentive fee           497,716      630,806     1,336,660     1,662,731
  Interest and
   expenses on the
   Credit Facility       1,276,288      785,899     3,338,863     2,447,632
  Administrative
   services expenses       200,000      223,500       600,000       673,000
  Other general and
   administrative
   expenses                701,555      212,672     1,985,568       650,422
                      ------------ ------------  ------------  ------------
  Expenses before
   provision for
   taxes and
   amendment costs       3,973,154    2,734,830    10,817,542     8,050,284
  Provision for taxes            -      110,000             -       330,000
  Credit Facility
   amendment costs               -      162,311       907,722       162,311
                      ------------ ------------  ------------  ------------
  Total expenses         3,973,154    3,007,141    11,725,264     8,542,595
                      ------------ ------------  ------------  ------------
  Net investment
   income                6,829,871    4,097,146    19,180,546    14,021,671
                      ------------ ------------  ------------  ------------
Realized and
 unrealized gain
 (loss) on
 investments and
 Credit Facility:
Net realized gain
 (loss) on non-
 controlled, non-
 affiliated
 investments               189,623      (11,319)   (1,974,097)      413,535
Net change in
 unrealized
 appreciation
 (depreciation) on:
  Non-controlled,
   non-affiliated
   investments           6,082,410      662,950      (136,573)   (3,379,490)
  Credit Facility
   depreciation
   (appreciation)          317,438      (22,000)      532,521       233,750
                      ------------ ------------  ------------  ------------
  Net change in
   unrealized
   (depreciation)
   appreciation on
   investments and
   Credit Facility       6,399,848      640,950       395,948    (3,145,740)
                      ------------ ------------  ------------  ------------
Net realized and
 unrealized gain
 (loss) from
 investments and
 Credit Facility         6,589,471      629,631    (1,578,149)   (2,732,205)
                      ------------ ------------  ------------  ------------
Net increase in net
 assets resulting
 from operations      $ 13,419,342 $  4,726,777  $ 17,602,397  $ 11,289,466
                      ============ ============  ============  ============
Net increase in net
 assets resulting
 from operations per
 common share         $       0.50 $       0.32  $       0.66  $       0.76
                      ============ ============  ============  ============
Net investment income
 per common share     $       0.26 $       0.28  $       0.72  $       0.94
                      ============ ============  ============  ============

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans. From time to time, the Company may also invest in mezzanine debt and equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
 PennantPark Floating Rate Capital Ltd.
 Reception: (212) 905-1000
 www.pennantpark.com